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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                March 21, 2001                               0-29768
-----------------------------------------------      -----------------------
Date of Report (Date of earliest event reported)     Commission File Number


                                24/7 MEDIA, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                      13-3995672
---------------------------------------                -----------------------
     (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                   Identification Number)


                                  1250 BROADWAY
                            NEW YORK, NEW YORK 10001
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 231-7100
            ---------------------------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

On March 21, 2001, 24/7 Media, Inc, (the "Company") entered into a Common Stock Purchase Agreement and a Registration Rights Agreement with Maya Cove Holdings Inc. ("Maya"). Pursuant to the terms of these agreements, beginning on the date that a registration statement covering a number of shares estimated to be issued under the Common Stock Purchase Agreement is declared effective by the SEC, and continuing for 18 months thereafter, the Company has the right, but not the obligation, subject to the satisfaction or waiver of certain conditions as set forth in the Common Stock Purchase Agreement, to sell up to $50 million of its common stock to Maya pursuant to such periodic draw downs as the Company may elect to make (the "Equity Line"). Maya will purchase such shares at a discount of between 3.5% and 3.0%, depending on the market capitalization of the Company's outstanding common stock at the time of issuance. The minimum amount that may be drawn down at any one time is $250,000.

Additionally, the Company issued a warrant certificate to Maya to purchase up to 100,000 shares of the Company's common stock. The warrant is exercisable for a period of three years from the date of issuance. The warrant exercise price will be equal to 150% of the average closing bid of the Company's common stock for the fifteen trading days prior to the date of closing. The common stock underlying the warrant will be registered in the registration statement referenced above.

Pacific Crest Securities, Inc., acted as the Company's financial advisor ("Advisor") with respect to negotiating and consummating the Equity Line. In addition to agreeing to reimburse the Advisor for out-of-pocket expenses related to the Advisor's services, the Company has agreed to pay the Advisor a cash fee equal to 2.5% of the purchase price paid for whatever shares of common stock are sold in the draw downs. In connection with the services rendered by the Advisor in obtaining the Equity Line, the Advisor also was issued a warrant to purchase up to 100,000 shares of the Company's common stock. The warrant exercise price per share will be equal to 150% of the average closing bid price of the Company's common stock for the fifteen trading days prior to the date of closing and the warrant shall be exercisable for three years.

The aggregate number of shares that the Company may sell and issue under the Common Stock Purchase Agreement is limited by the listing requirements of the Nasdaq Stock Market. Under the Nasdaq requirements, the Company may not issue shares under the Common Stock Purchase Agreement in excess of 19.99% of the shares of its common stock outstanding on March 21, 2001, without receiving the prior approval of the Company's stockholders.

The Common Stock Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.  REGULATION FD DISCLOSURE.

On March 21, 2001, the Company hosted a telephone conference call to discuss 24/7 Media, Inc.'s fourth quarter financial results and business trends. The script that was presented is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)  EXHIBITS.


          10.1 Common Stock Purchase Agreement

          99.1 Conference call script



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   24/7 MEDIA, INC.

Date: March 21, 2001               By: /s/ MARK E. MORAN
                                       --------------------------------
                                   Name:  Mark E. Moran
                                   Title: Senior Vice President and General
                                          Counsel


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                                  EXHIBIT INDEX



  EXHIBIT NUMBER      DESCRIPTION


         10.1         Common Stock Purchase Agreement.

         99.1         Conference call script.



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